UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2010
ARMSTRONG WORLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue, Lancaster, Pennsylvania	17603

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 397-0611
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 1, 2010, the Armstrong World Industries, Inc. (“Company”) Board of Directors authorized grants of stock options to certain employees including: Thomas B. Mangas, Senior Vice President and Chief Financial Officer; Frank J. Ready, Executive Vice President and Chief Executive Officer Armstrong Floor Products; Jeffrey D. Nickel, Senior Vice President, Chief Counsel and Secretary and Stephen F. McNamara, Vice President and Controller. The grants were made under the Company’s 2006 Long-Term Incentive Plan (“Plan”). The Plan is incorporated by reference from the 2008 Annual Report on Form 10-K, wherein it appeared as Exhibit 10.13. The options vest and become exercisable in three equal installments at one, two and three years from the grant date, contingent upon the officer’s continued employment through such date. The form of grant letter for Mr. Mangas is attached to this filing as Exhibit 10.1 and the form of grant letter for Messrs. McNamara, Nickel and Ready is attached to this filing as Exhibit 10.2.
Section 8 — Other Events
Item 8.01. Other Events.
During March 2010, President Obama signed into law comprehensive health care reform legislation under the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (together, the “Act”). The federal government currently provides a subsidy, on a tax-free basis, to companies that provide certain retiree prescription drug benefits (the “Medicare Part D subsidy”). The Act would reduce the tax deductibility of retiree health costs to the extent of any Medicare Part D subsidy received starting in 2013. Based on the change in tax treatment, Armstrong expects to record a non-cash income tax charge of approximately $22 million in the first quarter of 2010.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

No. 10.1	The form of grant letter to Thomas B. Mangas.

No. 10.2	The form of grant letter to Messrs. McNamara, Nickel and Ready.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 6, 2010

ARMSTRONG WORLD INDUSTRIES, INC.
By:	/s/ Jeffrey D. Nickel
	Name:	Jeffrey D. Nickel
	Title:	Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	The form of grant letter to Thomas B. Mangas.

10.2	The form of grant letter to Messrs. McNamara, Nickel and Ready.